Cassel Salpeter & Co.
INVESTMENT BANKING

Presentation to the Special Committee of the Board of Directors of Cadista Holdings Inc.

October 17, 2014

JUBILANT CADISTA

Confidential

DISCLAIMER

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Special Committee (the "Committee") of the Board of Directors (the "Board") of Cadista Holdings Inc. ("Cadista" or the "Company") by Cassel Salpeter & Co, LLC. ("CS") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company and its majority shareholder. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith.

The Materials are for discussion purposes only and may not be relied used for any purpose without CS's express prior written consent. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Board, the Company, or CS takes any responsibility for the use of the Materials by persons other than the Committee.

The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Committee, the Board, the Company, or any other party to proceed with or effect the Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company, or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. CS's only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction.

The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view.

DISCLAIMER (continued)

The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold.

All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company, its assets and liabilities (contingent or not) as reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS's role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee or the Board.

CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to CS that would be material to our analyses, and that the final forms of any draft documents reviewed by CS will not differ in any material respect from such draft documents.

GLOSSARY OF TERMS

CAGR	Compound average growth rate
CSE	Common stock equivalent
CY	Calendar year
EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per share
EV	Enterprise value
FY	Fiscal year
ITM	In the money
LFY	Latest fiscal year
LTM	Latest twelve months
MV	Market value
MRQ	Most recent quarter
OTM	Out of the money
SEC	Securities and Exchange Commission
TIC	Total invested capital
TTM	Trailing twelve months
WACC	Weighted average cost of capital

TRANSACTION OVERVIEW

TRANSACTION	▪ Tender offer by Jubilant Life Sciences Ltd. or an affiliate ("Jubilant") to all holders of Cadista Holdings, Inc. ("Cadista" or the "Company") common stock other than Jubilant and its affiliates (the "Unaffiliated Stockholders"). ▪ Any shares held by Unaffiliated Stockholders not acquired in the tender would be acquired in a "short form" merger at the same price.
TENDER OFFER PRICE	▪ $1.60 per share.

OTHER SELECTED TERMS	▪ Not subject to a financing condition.
	▪ Conditioned on:
	  ▪ The Special Committee (the "Committee") of the Board of Directors (the "Board") of Cadista determining the offer is fair.
	  ▪ The Committee recommending the offer to the minority shareholders.
	  ▪ Majority of the minority ("MOM") tendering their shares.

Sources of information: Company management and proposal from Jubilant, dated August 1, 2014 to the Board (the "Proposal").

Transaction Review

($ & Shares in thousands, except per share)

Transaction Price per Share	**$ 1.60**
Implied Equity Value of Shares Subject to the Transaction	
Shares Owned by Unaffiliated Shareholders	20,754
Implied Equity Value of the Shares Subject to Transaction	**$ 33,206**
Implied Enterprise Value & Implied Equity Value	
Fully Diluted Shares Outstanding as of June 30, 2014	117,797
Aggregate Equity Value Implied by Transaction	**$ 188,475**
Plus Net Debt as of June 30, 2014	(20,073)
Less Non-Operating Asset (Due from Related Party) as of June 30, 2014	(45,957)
Enterprise Value Implied by Transaction	**$ 122,445**

Illustrative Multiples based on Implied Enterprise Value & Implied Aggregate Equity Value

FY Mar 31,	2014	LTM Jun 30, 2014	2015	2016	2014	LTM Jun 30, 2014	2015	2016
Total Revenue	$ 107,661	$ 107,007	$ 107,870	$ 124,708	1.14x	1.14x	1.14x	0.98x
EBITDA	$ 47,730	$ 42,687	$ 33,334	$ 20,675	2.6x	2.9x	3.7x	5.9x

Sources of information: Proposal, Cadista financial statements, and Cadista management projections.

FINANCIAL OVERVIEW

Summary Financial Data

($ in thousands, except per share)

FY Mar 31,	2011	2012	2013	2014	LTM 6/30/2014	2015 P	2016 P	2017 P	2018 P	2019 P	CAGR '11-'14	CAGR '15 P-'19 P
Cadista Products	$ 42,171	$ 90,591	$ 110,387	$ 99,125	$ 96,154	$ 88,377	$ 79,496	$ 72,795	$ 67,126	$ 62,044	33.0%	-8.5%
Jubilant Trading /Inlicensed Products	$ -	$ 396	$ 4,514	$ 8,536	$ 10,853	$ 19,318	$ 44,790	$ 80,751	$ 151,303	$ 239,660	na	87.7%
3rd Party Trading/Inlicensed Products	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 16,738	$ 25,094	$ 18,482	na	na
Packaging Revenue	$ -	$ -	$ -	$ -	$ -	$ 175	$ 422	$ 655	$ 917	$ 1,101	na	58.3%
Total Revenue	$ 42,171	$ 90,987	$ 114,901	$ 107,661	$ 107,007	$ 107,870	$ 124,708	$ 170,938	$ 244,440	$ 321,287	36.7%	31.4%
Gross Profit	$ 14,730	$ 56,196	$ 72,765	$ 55,680	$ 50,513	$ 42,775	$ 31,487	$ 28,234	$ 28,500	$ 29,585	55.8%	-8.8%
EBITDA	$ 9,747	$ 51,370	$ 66,752	$ 47,730	$ 42,687	$ 33,334	$ 20,675	$ 17,507	$ 18,687	$ 19,263	69.8%	-12.8%
Net Income	$ 7,126	$ 33,121	$ 40,346	$ 29,924	$ 27,290	$ 20,223	$ 12,280	$ 9,847	$ 10,059	$ 10,221	61.3%	-15.7%
Depreciation & Amortization	$ 1,338	$ 1,546	$ 2,437	$ 2,161	$ 2,187	$ 2,377	$ 2,607	$ 2,846	$ 3,131	$ 3,444		
Capital Expenditures, net	$ 1,811	$ 4,190	$ 7,367	$ 3,627	$ 3,286	$ 17,029	$ 13,465	$ 6,246	$ 1,000	$ 1,000		
Net Working Capital	$ 13,897	$ 38,913	$ 51,459	$ 94,097	$ 88,909	$ 91,570	$ 99,743	$ 97,580	$ 112,979	$ 109,889		
Net Debt (Cash)	$ 6,845	$ (2,134)	$ (5,615)	$ (11,110)	$ (20,073)	$ (18,196)	$ (11,446)	$ (20,056)	$ (16,846)	$ (32,600)		
Book Value per Share	$ 0.20	$ 0.48	$ 0.82	$ 1.07	$ 1.11	$ 1.24	$ 1.35	$ 1.43	$ 1.52	$ 1.60		
Basic EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.23	$ 0.17	$ 0.10	$ 0.08	$ 0.09	$ 0.09		
Margin Review												
Cadista Products Contribution	61.0%	79.2%	80.8%	76.6%	74.3%	73.0%	66.7%	63.6%	61.0%	58.5%		
Trading/Inlicensed Prodcuts Contribution	na	10.0%	10.0%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%		
Gross Profit	34.9%	61.8%	63.3%	51.7%	47.2%	39.7%	25.2%	16.5%	11.7%	9.2%		
EBITDA	23.1%	56.5%	58.1%	44.3%	39.9%	30.9%	16.6%	10.2%	7.6%	6.0%		
Net Income	16.9%	36.4%	35.1%	27.8%	25.5%	18.7%	9.8%	5.8%	4.1%	3.2%		
Growth Review												
Total Revenue		115.8%	26.3%	-6.3%	-0.6%	0.2%	15.6%	37.1%	43.0%	31.4%		
Gross Profit		281.5%	29.5%	-23.5%	-9.3%	-23.2%	-26.4%	-10.3%	0.9%	3.8%		
EBITDA		427.0%	29.9%	-28.5%	-10.6%	-30.2%	-38.0%	-15.3%	6.7%	3.1%		
Net Income		364.8%	21.8%	-25.8%	-8.8%	-32.4%	-39.3%	-19.8%	2.2%	1.6%		
Financial Ratio Review												
Quick Ratio	1.0	3.2	4.3	8.5	6.2	10.0	6.6	4.3	2.9	2.3		
Current Ratio	1.6	4.5	6.6	10.9	7.6	12.6	9.0	6.3	4.8	4.1		
Efficiency Review												
Mean Days Sales Outstanding		61.3	67.1	77.1	83.5	77.7	70.9	65.8	64.6	66.9		
Mean Days Inventory Outstanding		118.4	165.3	172.0	156.4	139.6	112.7	100.2	94.6	92.1		
Mean Days Payable & Due to Related Outstanding		99.7	84.5	56.9	54.1	46.6	48.7	47.6	48.5	51.4		
Mean Cash Conversion Cycle		79.9	147.9	192.3	185.8	170.7	134.9	118.3	110.7	107.6		

Note: As you are aware, Cadista management projections utilized in this presentation, reflect forecasted sales and gross profit declines prepared by Cadista management and differs from Cadista management projections previously reviewed with the Committee.

Sources of information: Cadista financial statements and Cadista management projections.

FINANCIAL OVERVIEW

Selected Financial Graphs

($ in thousands)


Packaging Revenue
3rd Party Trading/Inlicensed Products
Jubilant Trading /Inlicensed Products
Cadista Products
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
FY 2011
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


Gross Profit Margin
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


Total Revenue Growth
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA Growth
500.0%
400.0%
300.0%
200.0%
100.0%
0.0%
-100.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA Margin
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P

Sources of information: Cadista financial statements and Cadista management projections.

FINANCIAL ANALYSES SUMMARY

Implied Value Reference Range

($ and shares in thousands, except per share)

	Selected Range	Statistic	Discounted Cash Flow	Selected Companies	Selected Transactions
Discounted Cash Flow					
WACC	12.6% - 11.6%				
Terminal EBITDA Multiple	8.5x - 9.5x		$ 63,977 - $ 78,853		
Selected Companies					
CY 2016 P EBITDA	6.0x - 7.0x			$ 109,793 - $ 128,091	
Selected Transactions					
FY 2017 P EBITDA (PV) [1]	8.5x - 9.5x				$ 115,074 - $ 128,612
Implied Enterprise Value Reference Range (Rounded)			**$ 64,000 - $ 78,900**	**$ 109,800 - $ 128,100**	**$ 115,100 - $ 128,600**
Plus:					
Net Cash		$ 20,073			
Cash from Options		$ 1,152			
Non-Operating Assets		$ 45,957			
Implied Equity Value Reference Range			**$ 131,182 - $ 146,082**	**$ 176,982 - $ 195,282**	**$ 182,282 - $ 195,782**
Implied Equity Value Reference Range, per share [2]			**$ 1.11 - $ 1.23**	**$ 1.49 - $ 1.65**	**$ 1.54 - $ 1.65**

(1) Implied future value has been discounted @ 12.10% discount rate (see DCF analysis) to arrive at a present value.

(2) Based upon and assumes 118,547 fully diluted shares outstanding, which includes 750 options.

Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis.

FINANCIAL ANALYSES SUMMARY

Implied Equity Value Per Share Reference Range

($ and shares in thousands, except per share)


Discounted Cash Flow
Selected Companies
Selected Transactions
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
Transaction Price per Share $1.60
$1.11 - $1.23
$1.49 - $1.65
$1.54 - $1.65
WACC 12.6% - 11.6%
Terminal EBITDA Multiple 8.5x - 9.5x
CY 2016 P EBITDA 6.0x - 7.0x
FY 2017 P EBITDA (PV) (1) 8.5x - 9.5x

(1) Implied future value has been discounted @ 12.10% discount rate (see DCF analysis) to arrive at a present value.

Based upon and assumes $20,073 net cash, $1,152 cash from options, and $45,957 non-operating assets, each as of June 30, 2014.

Based upon and assumes 118,547 fully diluted shares outstanding, which includes 750 options.

Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis.

DISCOUNTED CASH FLOW ANALYSIS

Implied Value Reference Range

($ in thousands)

WACC and Terminal Value Methodology	Selected Range	Enterprise Value
WACC	12.60% - 11.60%	
Exit EBITDA Multiple	8.5x - 9.5x	$ 63,977 - $ 78,853
Implied Value Reference Range (Rounded)		**$ 64,000 - $ 78,900**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM EBITDA	*1.5x - 1.8x*
FY 2015 P EBITDA	*1.9x - 2.4x*
FY 2016 P EBITDA	*3.1x - 3.8x*
FY 2017 P EBITDA	*3.7x - 4.5x*

DISCOUNTED CASH FLOW ANALYSIS

Free Cash Flows & Analysis

($ in thousands)

FY Mar 31,	9 ME 2015 P	2016 P	2017 P	2018 P	2019 P	Terminal
Cadista Products	$ 67,256	$ 79,496	$ 72,795	$ 67,126	$ 62,044	
Jubilant Traded/Licensed Products	15,436	44,790	80,751	151,303	239,660	
3rd Party Trading/Inlicensed Products	-	-	16,738	25,094	18,482	
Packaging Revenue	175	422	655	917	1,101	
Total Revenue	**82,867**	**124,708**	**170,938**	**244,440**	**321,287**	
Cost of Total Revenue	48,530	93,221	142,704	215,940	291,702	
Operating Expenses	7,716	10,812	10,727	9,814	10,322	
EBITDA	**26,621**	**20,675**	**17,507**	**18,687**	**19,263**	**$ 19,263**
Dep. & Amort.	1,809	2,607	2,846	3,131	3,444	
EBIT	24,812	18,068	14,661	15,556	15,819	
Income Taxes @ 38.5%	9,553	6,956	5,644	5,989	6,090	
Unlevered After-Tax Income	**15,260**	**11,112**	**9,016**	**9,567**	**9,729**	
Add: Dep. & Amort.	1,809	2,607	2,846	3,131	3,444	
Add: Chg. in Net WC	(5,236)	(8,173)	(13,189)	(25,399)	(16,910)	
Less: Capital Ex.	16,431	13,465	6,246	1,000	1,000	
Unlevered Free Cash Flows	$ (4,598)	$ (7,919)	$ (7,573)	$ (13,702)	$ (4,738)	
Exit EBITDA Multiple						9.0x
Terminal Value						$ 173,368
Present Value @ 12.10%	$ (4,405)	$ (6,864)	$ (5,856)	$ (9,452)	$ (2,916)	$ 100,765
Implied Value						$ 71,272

Implied Value Reference Range

Discount Rate	Exit EBITDA Multiple 8.5x	9.0x	9.5x
11.60%	$ 67,417	$ 73,135	$ 78,853
11.85%	$ 66,540	$ 72,197	$ 77,855
12.10%	$ 65,674	$ 71,272	$ 76,870
12.35%	$ 64,820	$ 70,359	$ 75,898
12.60%	$ 63,977	$ 69,458	$ 74,939

Sources of information: Cadista financial statements and Cadista management projections.

SELECTED COMPANIES ANALYSIS

Implied Value Reference Range

($ in thousands)

Statistic		Selected Range	Enterprise Value
CY 2016 P EBITDA	$ 18,299	6.0x - 7.0x	$ 109,793 - $ 128,091
Implied Value Reference Range (Rounded)			**$ 109,800 - $ 128,100**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM EBITDA	*2.6x - 3.0x*
FY 2015 P EBITDA	*3.3x - 3.8x*
FY 2016 P EBITDA	*5.3x - 6.2x*
FY 2017 P EBITDA	*6.3x - 7.3x*

SELECTED COMPANIES ANALYSIS

Implied Multiples (as of Oct 15, 2014)


EV / 2014 E EBITDA
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
22.6x
16.0x
15.0x
10.5x
9.7x
9.2x
7.8x
Mean
13.0x
Median
10.5x
AKRX
SLXP
HZNP
MYX
TARO
IPXL
LCI


EV / 2015 E EBITDA
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
14.5x
12.3x
12.0x
11.5x
8.8x
8.7x
Median
11.7x
Mean
11.3x
AKRX
IPXL
TARO
SLXP
HZNP
MYX


EV / 2016 E EBITDA
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
13.0x
12.1x
10.2x
7.5x
6.3x
Median
10.2x
Mean
9.8x
AKRX
IPXL
SLXP
MYX
HZNP

SLXP	*Salix Pharmaceuticals Ltd.*
TARO	*Taro Pharmaceutical Industries Ltd.*
AKRX	*Akorn, Inc.*
IPXL	*Impax Laboratories Inc.*
LCI	*Lannett Company, Inc.*
HZNP	*Horizon Pharma plc*
MYX	*Mayne Pharma Group Limited*
PTX	*Pernix Therapeutics Holdings, Inc.*

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.
No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings and S&P Capital IQ.

SELECTED COMPANIES ANALYSIS

Relative Rankings (as of Oct 15, 2014)

($ in thousands)

Size

LTM Revenue	
SLXP	$ 1,262,170
TARO	736,320
IPXL	540,221
Mean	449,686
AKRX	408,216
LCI	273,771
HZNP	172,180
MYX	125,954
Cadista	107,007
PTX	78,654

Size

LTM EBITDA	
SLXP	$ 454,457
TARO	423,583
Mean	157,169
AKRX	139,464
LCI	114,173
IPXL	107,526
Cadista	42,687
MYX	35,568
HZNP	(1,137)
PTX	(16,281)

Leverage

Debt to TIC	
PTX	45.8%
HZNP	26.4%
SLXP	25.1%
AKRX	21.8%
Mean	16.2%
MYX	10.0%
TARO	0.3%
LCI	0.1%

Growth

LTM Revenue Growth	
HZNP	132.6%
LCI	81.2%
MYX	71.7%
Mean	43.1%
SLXP	35.2%
AKRX	28.5%
IPXL	5.6%
Cadista	-0.6%
TARO	-3.0%
PTX	-7.3%

Growth

2014 E Revenue Growth	
HZNP	289.3%
AKRX	87.8%
SLXP	71.2%
Mean	66.9%
PTX	26.8%
LCI	23.9%
TARO	14.9%
IPXL	11.7%
MYX	10.0%
Cadista	3.5%

SLXP	*Salix Pharmaceuticals Ltd.*
TARO	*Taro Pharmaceutical Industries Ltd.*
AKRX	*Akorn, Inc.*
IPXL	*Impax Laboratories Inc.*
LCI	*Lannett Company, Inc.*
HZNP	*Horizon Pharma plc*
MYX	*Mayne Pharma Group Limited*
PTX	*Pernix Therapeutics Holdings, Inc.*

Growth

2015 E Revenue Growth	
PTX	106.1%
AKRX	41.7%
HZNP	30.8%
Mean	28.6%
SLXP	23.9%
MYX	17.4%
LCI	10.5%
Cadista	8.8%
IPXL	7.5%
TARO	-9.5%

Growth

2016 E Revenue Growth	
Cadista	32.3%
MYX	20.1%
HZNP	18.2%
IPXL	14.5%
Mean	14.1%
AKRX	13.3%
SLXP	11.5%
PTX	11.2%
LCI	9.7%

Growth

LTM EBITDA Growth	
LCI	357.5%
MYX	112.8%
Mean	101.3%
IPXL	65.3%
SLXP	43.7%
AKRX	34.4%
TARO	-5.7%
Cadista	-10.6%

Growth

2014 E EBITDA Growth	
IPXL	145.9%
AKRX	120.4%
SLXP	114.2%
Mean	75.8%
LCI	46.1%
TARO	19.0%
MYX	9.2%
Cadista	-12.1%

Growth

2015 E EBITDA Growth	
HZNP	70.4%
AKRX	56.2%
SLXP	38.9%
Mean	23.7%
MYX	21.1%
TARO	-19.5%
IPXL	-24.9%
Cadista	-36.5%

Growth

2016 E EBITDA Growth	
HZNP	38.5%
MYX	16.2%
Mean	16.1%
SLXP	12.3%
AKRX	11.7%
IPXL	1.8%
Cadista	-23.2%

Profitability

LTM EBITDA Margin	
TARO	57.5%
LCI	41.7%
Cadista	39.9%
SLXP	36.0%
AKRX	34.2%
MYX	28.2%
Mean	24.5%
IPXL	19.9%
HZNP	-0.7%
PTX	-20.7%

Profitability

2014 E EBITDA Margin	
TARO	61.3%
LCI	49.2%
SLXP	42.4%
Mean	39.8%
AKRX	38.3%
Cadista	33.9%
HZNP	31.1%
MYX	28.0%
IPXL	28.0%

Profitability

2015 E EBITDA Margin	
TARO	54.6%
SLXP	47.5%
AKRX	42.2%
HZNP	40.6%
Mean	38.9%
MYX	28.9%
Cadista	19.8%
IPXL	19.5%

Profitability

2016 E EBITDA Margin	
SLXP	47.9%
HZNP	47.5%
AKRX	41.6%
Mean	36.5%
MYX	28.0%
IPXL	17.4%
Cadista	11.5%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising. Mean calculations exclude Cadista.

Cadista FY estimates from Cadista management have been calendarized.

No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

SELECTED COMPANIES ANALYSIS

Implied Multiples (as of Oct 15, 2014)

($ in thousands, except per share)

Company	Ticker	Stock Price (SP)	% Below/Above 52-week High-Low	Values [1] Market (MV)	Enterprise (EV)	EV as a Multiple of Revenue LTM	Revenue 2014 E	Revenue 2015 E	Revenue 2016 E	EBITDA LTM	EBITDA 2014 E	EBITDA 2015 E	EBITDA 2016 E
Salix Pharmaceuticals Ltd.	SLXP	$ 132.42	21.7% - 86.4%	$ 8,433,697	$ 10,819,811	8.57x	6.77x	5.46x	4.90x	23.8x	16.0x	11.5x	10.2x
Taro Pharmaceutical Industries Ltd.	TARO	$ 135.48	16.4% - 74.6%	5,802,879	5,168,746	7.02	5.93	6.55	na	12.2	9.7	12.0	na
Akorn, Inc.	AKRX	$ 34.95	10.6% - 75.3%	4,134,375	5,177,388	12.68	8.68	6.12	5.40	nm	22.6	14.5	13.0
Impax Laboratories Inc.	IPXL	$ 26.74	13.0% - 35.5%	1,890,488	1,477,461	2.73	2.59	2.40	2.10	13.7	9.2	12.3	12.1
Lannett Company, Inc.	LCI	$ 40.30	21.3% - 93.3%	1,438,065	1,293,218	4.72	3.81	3.45	3.15	11.3	7.8	na	na
Horizon Pharma plc	HZNP	$ 10.91	37.1% - 191.7%	1,157,878	1,343,813	7.80	4.66	3.56	3.02	na	15.0	8.8	6.3
Mayne Pharma Group Limited	MYX	$ 0.65	28.6% - 14.0%	379,118	407,979	3.24	2.94	2.51	2.09	11.5	10.5	8.7	7.5
Pernix Therapeutics Holdings, Inc.	PTX	$ 9.28	0.0% - 368.7%	353,048	637,386	8.10	5.92	2.87	2.59	na	na	na	na
			High	*$ 8,433,697*	*$ 10,819,811*	*12.68x*	*8.68x*	*6.55x*	*5.40x*	*23.8x*	*22.6x*	*14.5x*	*13.0x*
			Mean	*2,948,694*	*3,290,725*	*6.86*	*5.16*	*4.12*	*3.32*	*14.5*	*13.0*	*11.3*	*9.8*
			Median	*1,664,276*	*1,410,637*	*7.41*	*5.29*	*3.51*	*3.02*	*12.2*	*10.5*	*11.7*	*10.2*
			Low	*353,048*	*407,979*	*2.73*	*2.59*	*2.40*	*2.09*	*11.3*	*7.8*	*8.7*	*6.3*

(1) Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.
May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings and S&P Capital IQ.

SELECTED TRANSACTIONS ANALYSIS

Implied Value Reference Range

($ in thousands)

Statistic		Selected Range	Enterprise Value
FY 2017 P EBITDA (Future Value)	$ 17,507	8.5x - 9.5x	$ 148,807 - $ 166,313
Present Value of Implied Future Value [1]			$ 115,074 - $ 128,612
Implied Value Reference Range (Rounded)			**$ 115,100 - $ 128,600**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM Revenue	*1.08x - 1.20x*
FY 2015 P Revenue	*1.07x - 1.19x*
FY 2016 P Revenue	*0.92x - 1.03x*
FY 2017 P Revenue	*0.67x - 0.75x*
LTM EBITDA	*2.7x - 3.0x*
FY 2015 P EBITDA	*3.5x - 3.9x*
FY 2016 P EBITDA	*5.6x - 6.2x*
FY 2017 P EBITDA	*6.6x - 7.3x*

(1) Implied future value has been discounted @ 12.10% discount rate (see DCF analysis) to arrive at a present value.

Implied Multiples



EV / TTM EBITDA
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
6.1x
11.2x
11.9x
7.3x
Median 9.2x
Mean 9.1x
DAVA Pharmaceuticals, Inc. / Generics International (US), Inc.
Hi-Tech Pharmacal Co., Inc. / Akorn, Inc.
Cornerstone Therapeutics Inc. (nka:Chiesi USA, Inc.) / Chiesi Farmaceutici S. p. A.
Taro Pharmaceutical Industries Ltd. / Alkaloida Chemical Company Zrt (Subsidiary of Sun Pharmaceutical)

Enterprise value equals total price paid (common equity value assuming 100% interest acquired) plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Transaction or Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

APPENDIX - FINANCIAL OVERVIEW

Comparative Summary Income Statements

($ in thousands, except per share)

FY Mar 31,	2011	2012	2013	2014	3 ME Jun 30, 2013	3 ME Jun 30, 2014	LTM Jun 30, 2014	2015 P	2016 P	2017 P	2018 P	2019 P
Cadista Products	$ 42,171	$ 90,591	$ 110,387	$ 99,125	$ 24,092	$ 21,121	$ 96,154	$ 88,377	$ 79,496	$ 72,795	$ 67,126	$ 62,044
Jubilant Trading /Inlicensed Products	-	396	4,514	8,536	1,565	3,882	10,853	19,318	44,790	80,751	151,303	239,660
3rd Party Trading/Inlicensed Products	-	-	-	-	-	-	-	-	-	16,738	25,094	18,482
Packaging Revenue	-	-	-	-	-	-	-	175	422	655	917	1,101
Total Revenue	**42,171**	**90,987**	**114,901**	**107,661**	**25,657**	**25,003**	**107,007**	**107,870**	**124,708**	**170,938**	**244,440**	**321,287**
Cost of Cadista Products	16,441	18,808	21,167	23,192	5,809	7,302	24,685	23,893	26,511	26,488	26,172	25,719
Cost of Traded/Licensed Products	-	356	4,063	7,810	1,431	3,552	9,931	17,676	40,983	89,202	161,403	236,200
Other Costs of Revenue (Excl. D&A)	11,000	15,627	16,907	20,979	4,812	5,711	21,878	23,526	25,728	27,014	28,365	29,783
Total Cost of Revenue	27,441	34,791	42,136	51,981	12,052	16,565	56,494	65,095	93,221	142,704	215,940	291,702
Gross Profit	14,730	56,196	72,765	55,680	13,605	8,438	50,513	42,775	31,487	28,234	28,500	29,585
Operating Expenses												
Research & Development	585	-	274	9	9	-	-	1,525	2,500	2,000	650	700
Selling, General, & Administrative	4,398	4,826	5,739	7,941	1,840	1,725	7,826	7,916	8,312	8,727	9,164	9,622
Depreciation & Amortization	1,338	1,546	2,437	2,161	542	568	2,187	2,377	2,607	2,846	3,131	3,444
Total Operating Expenses	6,321	6,372	8,450	10,111	2,391	2,293	10,013	11,818	13,419	13,573	12,944	13,766
Operating Income	8,409	49,824	64,315	45,569	11,214	6,145	40,500	30,957	18,068	14,661	15,556	15,819
Interest Income (Expense)	-	(150)	-	1,674	333	484	1,825	1,926	1,900	1,350	800	800
Other Income (Expense)	(235)	199	651	270	3	255	522	-	-	-	-	-
Pre-Tax Income	8,174	49,873	64,966	47,513	11,550	6,884	42,847	32,883	19,968	16,011	16,356	16,619
Income Tax	1,048	16,752	24,620	17,589	4,412	2,380	15,557	12,660	7,688	6,164	6,297	6,398
Net Income	$ 7,126	$ 33,121	$ 40,346	$ 29,924	$ 7,138	$ 4,504	$ 27,290	$ 20,223	$ 12,280	$ 9,847	$ 10,059	$ 10,221
Operating Income	$ 8,409	$ 49,824	$ 64,315	$ 45,569	$ 11,214	$ 6,145	$ 40,500	$ 30,957	$ 18,068	$ 14,661	$ 15,556	$ 15,819
plus: Depreciation & Amortization	$ 1,338	$ 1,546	$ 2,437	$ 2,161	$ 542	$ 568	$ 2,187	$ 2,377	$ 2,607	$ 2,846	$ 3,131	$ 3,444
EBITDA	**$ 9,747**	**$ 51,370**	**$ 66,752**	**$ 47,730**	**$ 11,756**	**$ 6,713**	**$ 42,687**	**$ 33,334**	**$ 20,675**	**$ 17,507**	**$ 18,687**	**$ 19,263**
less: Capital Expenditures, net	$ 1,811	$ 4,190	$ 7,367	$ 3,627	$ 939	$ 598	$ 3,286	$ 17,029	$ 13,465	$ 6,246	$ 1,000	$ 1,000
EBITDA - CAPEX	$ 7,936	$ 47,180	$ 59,385	$ 44,103	$ 10,817	$ 6,115	$ 39,401	$ 16,305	$ 7,210	$ 11,261	$ 17,687	$ 18,263
Basic EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.06	$ 0.04	$ 0.23	$ 0.17	$ 0.10	$ 0.08	$ 0.09	$ 0.09
Weighted Average Shares Outs. (thousands)	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797
Diluted EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.06	$ 0.04	$ 0.23	$ 0.17	$ 0.10	$ 0.08	$ 0.09	$ 0.09
Weighted Average Shares Outs. (thousands)	118,547	118,547	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX - FINANCIAL OVERVIEW

Calendarized Projections

($ in thousands)

	CY 2014			CY 2015			CY 2016		
	Actual Quarter Mar-14	FY 2015 P @ 75%	Est.	FY 2015 P @ 25%	FY 2016 P @ 75%	Est.	FY 2016 P @ 25%	FY 2017 P @ 75%	Est.
Total Revenue	29,836	80,903	110,739	26,968	93,531	120,499	31,177	128,204	159,381
EBITDA	12,533	25,001	37,534	8,334	15,506	23,840	5,169	13,130	18,299
EBITDA Growth						*-36.5%*			*-23.2%*

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX - FINANCIAL OVERVIEW

Comparative Summary Balance Sheets

($ in thousands, except per share)

Assets — FY Mar 31,	2011	2012	2013	2014	June 30, 2014	2015 P	2016 P	2017 P	2018 P	2019 P
Current Assets										
Cash & Equivalents	$ 759	$ 2,134	$ 5,615	$ 11,110	$ 20,073	$ 18,196	$ 11,446	$ 20,056	$ 16,846	$ 32,600
Accounts Receivable	10,365	20,174	22,063	23,443	25,501	22,473	25,981	35,612	50,925	66,935
Inventory	7,828	14,734	23,431	25,573	22,829	24,224	33,362	44,963	66,982	80,225
Due from Related Parties	200	10,387	10,821	45,688	45,957	45,352	45,352	30,000	20,000	-
Deferred Income Taxes	1,776	4,892	4,644	9,438	10,391	8,421	8,421	8,421	8,421	8,421
Prepaid & Other	225	457	632	634	780	600	600	600	600	600
Total Current Assets	21,153	52,778	67,206	115,886	125,531	119,266	125,162	139,652	163,774	188,781
Property & Equipment, net	12,909	15,448	19,427	21,269	22,091	36,848	47,725	51,125	48,995	46,551
Due from Related Party	-	-	20,000	-	-	-	-	-	-	-
Intangibles	179	250	1,211	948	882	20	(0)	-	-	-
Other Assets	2,117	35	25	-	-	-	-	-	-	-
	$ 36,358	$ 68,511	$ 107,869	$ 138,103	$ 148,504	$ 156,134	$ 172,888	$ 190,777	$ 212,768	$ 235,332
Liabilities & Equity										
Current Liabilities										
Accounts Payable	$ 1,840	$ 2,606	$ 3,734	$ 1,738	$ 2,919	$ 3,982	$ 4,419	$ 4,415	$ 4,362	$ 4,287
Due to Related Parties	2,876	3,146	2,193	1,993	3,603	2,898	6,718	14,623	26,460	38,721
Notes Pay. & Curr. portion of LT Debt	6,845									
Other	1,781	5,979	4,205	6,948	10,027	2,620	2,837	2,978	3,127	3,284
Total Current Liabilities	13,342	11,731	10,132	10,679	16,549	9,500	13,974	22,016	33,949	46,292
Deferred Income Taxes	-	643	1,254	1,017	1,044	-	-	-	-	-
Total Liabilities	13,342	12,374	11,386	11,696	17,593	9,500	13,974	22,016	33,949	46,292
Total Equity	23,016	56,137	96,483	126,407	130,911	146,634	158,914	168,760	178,819	189,040
	$ 36,358	$ 68,511	$ 107,869	$ 138,103	$ 148,504	$ 156,134	$ 172,888	$ 190,777	$ 212,768	$ 235,332
Net Working Capital	$ 13,897	$ 38,913	$ 51,459	$ 94,097	$ 88,909	$ 91,570	$ 99,743	$ 97,580	$ 112,979	$ 109,889
Working Capital	$ 7,811	$ 41,047	$ 57,074	$ 105,207	$ 108,982	$ 109,766	$ 111,189	$ 117,636	$ 129,825	$ 142,489
Debt	$ 6,845	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net Debt (Cash)	$ 6,086	$ (2,134)	$ (5,615)	$ (11,110)	$ (20,073)	$ (18,196)	$ (11,446)	$ (20,056)	$ (16,846)	$ (32,600)
Total Capitalization	$ 29,861	$ 56,137	$ 96,483	$ 126,407	$ 130,911	$ 146,634	$ 158,914	$ 168,760	$ 178,819	$ 189,040
Shares Outstanding (thousands)	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797
Book Value per Share	$ 0.20	$ 0.48	$ 0.82	$ 1.07	$ 1.11	$ 1.24	$ 1.35	$ 1.43	$ 1.52	$ 1.60
Tangible Book Value per Share	$ 0.19	$ 0.47	$ 0.81	$ 1.07	$ 1.10	$ 1.24	$ 1.35	$ 1.43	$ 1.52	$ 1.60

Sources of information: Cadista financial statements and Cadista management projections.

Working Capital

($ in thousands)

FY Mar 31,	2014	30-Jun-14	2015 P	2016 P	2017 P	2018 P	2019 P
Working Capital Assets (Excluding Cash):							
Accounts Receivable	$ 23,443	$ 25,501	$ 22,473	$ 25,981	$ 35,612	$ 50,925	$ 66,935
Inventory	25,573	22,829	24,224	33,362	44,963	66,982	80,225
Prepaid & Other Assets	634	780	600	600	600	600	600
Less Working Capital Liabilities:							
Accounts Payable	1,738	2,919	3,982	4,419	4,415	4,362	4,287
Due to Related Parties	1,993	3,603	2,898	6,718	14,623	26,460	38,721
Other Liabilities	6,948	10,027	2,620	2,837	2,978	3,127	3,284
Non-Cash Net Working Capital	$ 38,971	$ 32,561	$ 37,797	$ 45,970	$ 59,159	$ 84,558	$ 101,468
Chg. in Non-Cash Net Working Capital			**$ (5,236)**	**$ (8,173)**	**$ (13,189)**	**$ (25,399)**	**$ (16,910)**
Non-Cash Net Working Capital as % of Revenue	36.20%	30.43%	35.04%	36.86%	34.61%	34.59%	31.58%

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX - DISCOUNTED CASH FLOW ANALYSIS

Cost of Capital

Weighted Average Cost of Capital (WACC)

	Assumed % of Total Capital [1]	Nominal Rate	Effective Tax Rate [2]	Cost of Capital	WACC
Debt [3]	10.00%	5.00%	38.50%	3.08%	0.31%
Equity	90.00%	13.11%		13.11%	11.80%
	100.00%				12.11%
WACC (Rounded)					12.10%

Net Debt

Baa Moody Rated Corporates Avg. Bond Yield	4.60%
Selected Cost of Debt	5.00%

Cost of Equity

Riskless [4]		
20-year U.S. Treasury Securities Yield (Rf)		2.64%
Risk		
Equity Risk Premium (ERP) [5]	6.18%	
Levered Beta	1.07	
Systematic Risk Premium		6.60%
Size Premium (SP) [5]		3.87%
		13.11%

Levered Beta

Selected Unlevered Beta [6]	1.00
Effective Tax Rate	38.50%
Debt/Total Capital	10.00%
Levered Beta	1.07

Industry Capital Structure and Risk Premium

	Debt/Total Capital [1]	Unlevered Beta
Selected Companies Mean	8.73%	0.99
Selected Companies Median	10.33%	1.01
Mean	9.53%	1.00
Selected	10.00%	1.00

(1) Target capital structure based upon the Selected Companies.
(2) Effective tax rate based on discussions with management.
(3) Interest rate based on Baa Moody Rated Corporates Avg. Bond Yield on October 14, 2014.
(4) Risk-free rate based on 20-year U.S. Treasury Securities market yield on October 15, 2014.
(5) Sourced from the Duff & Phelps 2014 Valuation Handbook.
(6) Based on the unlevered betas calculated for the Selected Companies.

Sources of information: Cadista financial statements, Cadista management projections, S&P Capital IQ, Duff & Phelps Valuation Handbook, and Federal Reserve Board.

Unlevered Beta Calculation

		5-year Mean (Oct 15, 2009 - Oct 15, 2014)			Adjusted Beta [1]	
Company	Ticker	Debt to Equity	Debt to Total Capital	Effective Tax Rate	Levered	Unlevered
Salix Pharmaceuticals Ltd.	SLXP	27.2%	21.4%	20.9%	1.09	0.90
Taro Pharmaceutical Industries Ltd.	TARO	2.2%	2.1%	16.5%	0.73	0.72
Akorn, Inc.	AKRX	12.8%	11.4%	37.6%	0.62	0.58
Impax Laboratories Inc.	IPXL	0.0%	0.0%	32.0%	1.19	1.19
Lannett Company, Inc.	LCI	1.3%	1.2%	31.0%	1.15	1.14
Horizon Pharma plc	HZNP	13.4%	11.8%	na	1.53	na
Mayne Pharma Group Limited	MYX	14.5%	12.6%	35.4%	1.10	1.01
Pernix Therapeutics Holdings, Inc.	PTX	10.2%	9.3%	24.8%	1.48	1.37
	High	*27.2%*	*21.4%*	*37.6%*	*1.53*	*1.37*
	Mean	*10.2%*	*8.7%*	*28.3%*	*1.11*	*0.99*
	Median	*11.5%*	*10.3%*	*31.0%*	*1.13*	*1.01*
	Low	*0.0%*	*0.0%*	*16.5%*	*0.62*	*0.58*

(1) Monthly price data utilized.

Sources of information: S&P Capital IQ.

APPENDIX – SELECTED COMPANIES ANALYSIS

Capital Structure Overview (as of Oct 15, 2014)

($ in thousands)

Company	Latest Available Filing	Cash & Marketable Securities	Debt	Non Controlling Interest	Total Debt	Net Debt	Total Assets	Total Common Equity	Debt & Cash Free WC / Revenue	Debt to TIC	Debt to EBITDA	Days Outstanding Sales	Days Outstanding Inventory	Days Outstanding Payable	Cash Conversion Cycle	Current Ratio
Salix Pharmaceuticals Ltd.	30-Jun-14	$ 435,260	$ 2,821,374	$ -	$ 2,821,374	$ 2,386,114	$ 4,815,254	$ 736,226	34.5%	25.1%	6.2x	91.0	159.3	42.5	207.9	1.5
Taro Pharmaceutical Industries Ltd.	30-Jun-14	657,177	17,858	5,186	23,044	(634,133)	1,346,772	1,080,759	27.1%	0.3%	0.0	116.0	251.8	266.2	101.6	4.4
Akorn, Inc.	30-Jun-14	112,907	1,155,920	-	1,155,920	1,043,013	1,668,773	294,469	46.5%	21.8%	8.3	91.6	160.4	59.1	192.9	3.9
Impax Laboratories Inc.	30-Jun-14	413,027	-	-	-	(413,027)	1,058,561	868,741	27.8%	0.0%	nm	93.5	103.1	42.2	154.4	4.6
Lannett Company, Inc.	30-Jun-14	146,280	1,138	295	1,433	(144,847)	342,773	294,470	26.4%	0.1%	0.0	58.5	142.3	80.3	120.5	5.7
Horizon Pharma plc	30-Jun-14	228,851	414,786	-	414,786	185,935	1,019,730	472,036	-12.1%	26.4%	na	71.8	101.9	115.2	58.5	1.5
Mayne Pharma Group Limited	30-Jun-14	13,369	42,230	-	42,230	28,861	233,719	140,040	15.8%	10.0%	1.2	74.1	82.5	37.4	119.2	2.2
Pernix Therapeutics Holdings, Inc.	30-Jun-14	13,791	298,129	-	298,129	284,337	473,140	97,340	10.4%	45.8%	na	147.0	140.5	59.6	227.9	1.1
	High	*$ 657,177*	*$ 2,821,374*	*$ 5,186*	*$ 2,821,374*	*$ 2,386,114*	*$ 4,815,254*	*$ 1,080,759*	*46.5%*	*45.8%*	*8.3x*	*147.0*	*251.8*	*266.2*	*227.9*	*5.7*
	Mean	*252,583*	*593,929*	*685*	*594,614*	*342,032*	*1,369,840*	*498,010*	*22.1%*	*16.2%*	*3.1*	*93.0*	*142.7*	*87.8*	*147.9*	*3.1*
	Median	*187,566*	*170,179*	*-*	*170,179*	*107,398*	*1,039,146*	*383,253*	*26.8%*	*15.9%*	*1.2*	*91.3*	*141.4*	*59.4*	*137.4*	*3.0*
	Low	*13,369*	*-*	*-*	*-*	*(634,133)*	*233,719*	*97,340*	*-12.1%*	*0.0%*	*0.0*	*58.5*	*82.5*	*37.4*	*58.5*	*1.1*
Cadista	30-Jun-14	20,073	-	-	-	(20,073)	148,504	130,911	83.1%	na	nm	83.5	156.4	33.1	206.7	7.6

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.

No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES ANALYSIS

Growth Overview (as of Oct 15, 2014)

	LFY	LTM	Revenue						EBITDA					
Company	Period	Period	LFY-1	LFY	LTM	2014 E	2015 E	2016 E	LFY-1	LFY	LTM	2014 E	2015 E	2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	36.1%	27.0%	35.2%	71.2%	23.9%	11.5%	49.4%	33.9%	43.7%	114.2%	38.9%	12.3%
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	23.5%	13.2%	-3.0%	14.9%	-9.5%	na	48.2%	18.4%	-5.7%	19.0%	-19.5%	na
Akorn, Inc.	31-Dec-13	30-Jun-14	87.1%	24.0%	28.5%	87.8%	41.7%	13.3%	64.9%	16.9%	34.4%	120.4%	56.2%	11.7%
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	13.4%	-12.1%	5.6%	11.7%	7.5%	14.5%	40.5%	-62.3%	65.3%	145.9%	-24.9%	1.8%
Lannett Company, Inc.	30-Jun-14	30-Jun-14	22.8%	81.2%	81.2%	23.9%	10.5%	9.7%	97.4%	357.5%	357.5%	46.1%	na	na
Horizon Pharma plc	31-Dec-13	30-Jun-14	172.0%	292.8%	132.6%	289.3%	30.8%	18.2%	na	na	na	na	70.4%	38.5%
Mayne Pharma Group Limited	30-Jun-14	30-Jun-14	59.8%	71.7%	71.7%	10.0%	17.4%	20.1%	55.3%	112.8%	112.8%	9.2%	21.1%	16.2%
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	1.2%	38.4%	-7.3%	26.8%	106.1%	11.2%	-90.4%	-1083.2%	na	na	na	na
		High	*172.0%*	*292.8%*	*132.6%*	*289.3%*	*106.1%*	*20.1%*	*97.4%*	*357.5%*	*357.5%*	*145.9%*	*70.4%*	*38.5%*
		Mean	*52.0%*	*67.0%*	*43.1%*	*66.9%*	*28.6%*	*14.1%*	*37.9%*	*-86.6%*	*101.3%*	*75.8%*	*23.7%*	*16.1%*
		Median	*29.8%*	*32.7%*	*31.8%*	*25.3%*	*20.6%*	*13.3%*	*49.4%*	*18.4%*	*54.5%*	*80.1%*	*30.0%*	*12.3%*
		Low	*1.2%*	*-12.1%*	*-7.3%*	*10.0%*	*-9.5%*	*9.7%*	*-90.4%*	*-1083.2%*	*-5.7%*	*9.2%*	*-24.9%*	*1.8%*
Cadista	30-Jun-14	30-Jun-14	-6.3%	-0.6%	-0.6%	3.5%	8.8%	32.3%	-28.5%	-10.6%	-10.6%	-12.1%	-36.5%	-23.2%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.
No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES ANALYSIS

Margin Overview (as of Oct 15, 2014)

Company	LFY/LFY-1 Period	LTM Period	Gross Margin LFY-2/LFY-3	Gross Margin LFY-1/LFY-2	Gross Margin LFY/LFY-1	Gross Margin LTM	EBITDA LFY-2/LFY-3	EBITDA LFY-1/LFY-2	EBITDA LFY/LFY-1	EBITDA LTM	EBITDA 2014 E	EBITDA 2015 E	EBITDA 2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	82.4%	83.1%	80.8%	77.4%	29.3%	32.1%	33.9%	36.0%	42.4%	47.5%	47.9%
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	67.3%	73.7%	76.4%	75.9%	47.2%	56.6%	59.2%	57.5%	61.3%	54.6%	na
Akorn, Inc.	31-Dec-13	30-Jun-14	58.2%	58.0%	54.1%	54.0%	39.3%	34.6%	32.7%	34.2%	38.3%	42.2%	41.6%
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	50.4%	48.6%	41.5%	49.2%	23.9%	29.7%	12.7%	19.9%	28.0%	19.5%	17.4%
Lannett Company, Inc.	30-Jun-13	30-Jun-14	21.8%	31.7%	38.0%	63.7%	3.6%	10.3%	16.5%	41.7%	49.2%	na	na
Horizon Pharma plc	31-Dec-13	30-Jun-14	-4.9%	37.0%	80.2%	76.3%	-730.1%	-414.3%	-54.4%	-0.7%	31.1%	40.6%	47.5%
Mayne Pharma Group Limited	30-Jun-13	30-Jun-14	43.9%	43.8%	46.7%	52.4%	18.9%	23.4%	22.8%	28.2%	28.0%	28.9%	28.0%
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	65.5%	61.9%	55.8%	56.5%	26.1%	2.5%	-17.5%	-20.7%	na	na	na
		High	*82.4%*	*83.1%*	*80.8%*	*77.4%*	*47.2%*	*56.6%*	*59.2%*	*57.5%*	*61.3%*	*54.6%*	*47.9%*
		Mean	*48.1%*	*54.7%*	*59.2%*	*63.2%*	*-67.7%*	*-28.1%*	*13.2%*	*24.5%*	*39.8%*	*38.9%*	*36.5%*
		Median	*54.3%*	*53.3%*	*55.0%*	*60.1%*	*25.0%*	*26.6%*	*19.7%*	*31.2%*	*38.3%*	*41.4%*	*41.6%*
		Low	*-4.9%*	*31.7%*	*38.0%*	*49.2%*	*-730.1%*	*-414.3%*	*-54.4%*	*-20.7%*	*28.0%*	*19.5%*	*17.4%*
Cadista	31-Mar-14	30-Jun-14	61.8%	63.3%	51.7%	47.2%	56.5%	58.1%	44.3%	39.9%	33.9%	19.8%	11.5%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.

No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES ANALYSIS

Income Statement Overview (as of Oct 15, 2014)

($ in thousands)

Company	LFY/LFY-1 Period	LTM Period	Revenue LFY-1/LFY-2	Revenue LFY/LFY-1	Revenue LTM	Revenue 2014 E	Revenue 2015 E	Revenue 2016 E	EBITDA LFY-1/LFY-2	EBITDA LFY/LFY-1	EBITDA LTM	EBITDA 2014 E	EBITDA 2015 E	EBITDA 2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	$ 735,444	$ 933,838	$ 1,262,170	$ 1,598,795	$ 1,981,002	$ 2,208,466	$ 236,225	$ 316,346	$ 454,457	$ 677,501	$ 941,299	$ 1,057,442
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	670,954	759,285	736,320	872,072	789,392	na	379,645	449,410	423,583	534,826	430,625	na
Akorn, Inc.	31-Dec-13	30-Jun-14	256,158	317,711	408,216	596,724	845,776	958,369	88,731	103,767	139,464	228,751	357,265	399,003
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	581,692	511,502	540,221	571,513	614,345	703,285	172,568	65,040	107,526	159,920	120,033	122,211
Lannett Company, Inc.	30-Jun-13	30-Jun-14	122,990	151,054	273,771	339,130	374,783	411,131	12,645	24,955	114,173	166,819	na	na
Horizon Pharma plc	31-Dec-13	30-Jun-14	18,844	74,016	172,180	288,128	376,953	445,614	(78,067)	(40,250)	(1,137)	89,734	152,940	211,805
Mayne Pharma Group Limited	30-Jun-13	30-Jun-14	45,905	73,356	125,954	138,570	162,617	195,382	10,763	16,713	35,568	38,833	47,025	54,625
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	61,313	84,872	78,654	107,600	221,733	246,500	1,512	(14,867)	(16,281)	na	na	na
		High	*$ 735,444*	*$ 933,838*	*$ 1,262,170*	*$ 1,598,795*	*$ 1,981,002*	*$ 2,208,466*	*$ 379,645*	*$ 449,410*	*$ 454,457*	*$ 677,501*	*$ 941,299*	*$ 1,057,442*
		Mean	*311,662*	*363,204*	*449,686*	*564,066*	*670,825*	*738,392*	*103,003*	*115,139*	*157,169*	*270,912*	*341,531*	*369,017*
		Median	*189,574*	*234,383*	*340,994*	*455,322*	*495,649*	*445,614*	*50,688*	*44,998*	*110,850*	*166,819*	*255,102*	*211,805*
		Low	*18,844*	*73,356*	*78,654*	*107,600*	*162,617*	*195,382*	*(78,067)*	*(40,250)*	*(16,281)*	*38,833*	*47,025*	*54,625*
Cadista	31-Mar-14	30-Jun-14	$ 114,901	$ 107,661	$ 107,007	$ 110,739	$ 120,499	$ 159,381	$ 66,752	$ 47,730	$ 42,687	$ 37,534	$ 23,840	$ 18,299

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.
No selected company used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Transactions Overview

($ in thousands)

Date				TTM			Total	Enterprise	EV Multiple of	
Annc.	Clsd.	Target	Acquirer	Revenue	EBITDA	*EBITDA Margin*	Price Paid (TPP) [1]	Value (EV) [2]	Revenue	EBITDA
24-Jun-14	6-Aug-14	DAVA Pharmaceuticals, Inc.	Generics International (US), Inc.	$ 131,000	$ 99,000	*75.6%*	$ 600,000	$ 600,000	4.58x	6.1x
27-Aug-13	17-Apr-14	Hi-Tech Pharmacal Co., Inc.	Akorn, Inc.	230,842	47,580	*20.6%*	593,983	534,456	2.32	11.2
19-Feb-13	3-Feb-14	Cornerstone Therapeutics Inc. (nka:Chiesi USA, Inc.)	Chiesi Farmaceutici S. p. A.	150,838	25,113	*16.6%*	255,361	299,401	1.98	11.9
14-Nov-12	28-Dec-12	Cypress Pharmaceutical, Inc.	Pernix Therapeutics Holdings, Inc.	46,999	(743)	*-1.6%*	102,310	139,986	2.98	na
11-Apr-12	4-Jun-12	URL Pharma, Inc.	Takeda Pharmaceuticals U.S.A., Inc.	600,000	na	*na*	800,000	800,000	1.33	na

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Transaction or Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Transactions Overview (Continued)

($ in thousands)

Date				TTM			Total	Enterprise	EV Multiple of	
						EBITDA	Price Paid	Value		
Annc.	Clsd.	Target	Acquirer	Revenue	EBITDA	*Margin*	(TPP) [1]	(EV) [2]	Revenue	EBITDA
24-Aug-11	17-Nov-11	Anchen Pharmaceuticals, Inc.	Par Pharmaceutical, Inc.	$ 80,969	$ 659	*0.8%*	$ 412,755	$ 346,115	4.27x	nm
20-Jan-11	26-Jul-11	Paddock Laboratories, LLC.	Perrigo Company (nka:Perrigo Company Public Limited Company)	200,000	na	*na*	540,000	540,000	2.70	na
3-Dec-10	14-Jun-11	Caraco Pharmaceutical Laboratories, Ltd.	Sun Pharmaceutical Industries Limited	323,443	(4,813)	*-1.5%*	210,941	160,218	0.50	na
4-Nov-10	1-Nov-10	Taro Pharmaceutical Industries Ltd.	Alkaloida Chemical Company Zrt (Subsidiary of Sun Pharmaceutical)	375,383	94,848	*25.3%*	687,969	687,888	1.83	7.3
1-Feb-10	9-Apr-10	Mepha Holding AG	Cephalon, Inc.	385,488	na	*na*	625,850	625,850	1.62	na
				$ 600,000	*$ 99,000*	*75.6%*	*$ 800,000*	*$ 800,000*	*4.58x*	*11.9x*
				252,496	*37,378*	*19.4%*	*482,917*	*473,391*	*2.41*	*9.1*
				215,421	*25,113*	*16.6%*	*566,991*	*537,228*	*2.15*	*9.2*
				46,999	*(4,813)*	*-1.6%*	*102,310*	*139,986*	*0.50*	*6.1*

(1) Total price paid equals common equity value assuming 100% interest acquired.
(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.
No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Transaction or Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.